STV GROUP, INCORPORATED
                              205 West Welsh Drive
                        Douglassville, Pennsylvania 19518


OFFICE OF THE PRESIDENT AND
CHIEF EXECUTIVE OFFICER

                                                               February 21, 1997



To the Shareholders:

         On Thursday, March 20, 1997, at 10:00 A.M., the Annual Meeting of Shareholders of the Company will be held at the office of STV Group, Incorporated, 205 West Welsh Drive, Douglassville, PA 19518, to vote to elect three directors of the Company to serve for three-year terms until the 2000 Annual Meeting of Shareholders, and to conduct other business as necessary. We hope you will be able to attend in person, but if this is inconvenient, we earnestly request that you be represented by proxy.

         The following pages contain the formal notice of this meeting and the Company's proxy statement. Please sign the enclosed proxy and return it promptly. Your vote is important, and we encourage you to exercise it. For your convenience, and to speed delivery of your proxy, please use the enclosed postage prepaid envelope. A copy of the Company's Annual Report for the year ended September 30, 1996, accompanies these proxy materials.

                                              Sincerely yours,


                                              /s/ Michael Haratunian


                                              Michael Haratunian
                                              Chairman and
                                              Chief Executive Officer

                             STV GROUP, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


 To the Shareholders of STV Group, Incorporated:

         The Annual Meeting of Shareholders of STV GROUP, INCORPORATED ("Company") will be held on Thursday, March 20, 1997, at 10:00 A.M. (local time), at the office of STV Group, Incorporated, 205 West Welsh Drive, Douglassville, PA 19518, for the following purposes:

         1. To elect to the Board of Directors, a total of three persons to serve for a term of three years and until the respective successor shall have been duly elected and qualified.

          2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed January 31, 1997, as the record date for determination of shareholders entitled to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         A copy of the Company's Annual Report for the year ended September 30, 1996, is enclosed with this Notice of Annual Meeting of Shareholders and the accompanying proxy statement.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors

                                              /s/ Peter W. Knipe

February 21, 1997                             Peter W. Knipe
                                              Secretary

IMPORTANT-Shareholders can help the Company avoid the additional expense of further solicitation by promptly returning the enclosed proxy. The enclosed addressed envelope requires no postage if mailed in the United States and is intended for your convenience.

                             STV GROUP, INCORPORATED
                              205 West Welsh Drive
                             Douglassville, PA 19518

                                 PROXY STATEMENT

         This proxy statement, which together with the accompanying proxy card is first being mailed to shareholders on or about February 21, 1997, is furnished to the shareholders of STV GROUP, INCORPORATED (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Thursday, March 20, 1997, and at any adjournment or postponement thereof.

         The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype, by officers, directors or employees of the Company, without additional compensation. The Company will pay the reasonable expenses incurred by record holders of the Company's common stock, par value $1.00 per share ("Common Stock"), who are brokers, dealers, banks or voting trustees, or their nominees, upon request, for mailing proxy material and annual shareholder reports to beneficial owners.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for the election of the nominee for directorship hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the Annual Meeting.

         The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the meeting and which are not referred to in the enclosed meeting notice. If any such matters are properly brought before the meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

         Any shareholder who executes and returns a proxy may revoke it by submitting written revocation to the Secretary of the Company at any time before the proxy is exercised, by submitting another duly executed proxy with a later date, or by appearing and voting in person at the Annual Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The total number of shares of Common Stock outstanding on January 31, 1997, the record date ("Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting, was 1,821,246 shares. Each share of Common Stock entitles the registered owner to one vote on each matter which may be brought before the Annual Meeting, except for the right to vote cumulatively for directors. Under cumulative voting, each share of stock entitled to be voted in the election of directors has such number of votes as is equal to the number of directors to be elected; all such votes may be cast for a single director or they may be distributed among any two or more of them. The candidates securing the highest number of votes for election shall be elected. If no contrary instructions are given, the persons named in the enclosed proxy will have discretionary authority to cumulate votes among directors. The presence, in person or by proxy, of shareholders holding at least a majority of the shares of Common Stock entitled to vote on a particular matter will constitute a quorum for the purpose of consideration of and action on the matter at the Annual Meeting.

         The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of Common Stock of the Company by each person known by the Company to own beneficially more than 5% of the Common Stock, by each director of the Company and each director nominee, by each of the Company's five most highly compensated executive officers, and by all directors and executive officers as a group. All persons listed below have sole voting and investment power with respect to their shares, unless otherwise indicated. There are no arrangements known to management the operation of which may, at a subsequent date, result in a change in control of the Company.

                                                          Number of                         Percent of
         Name and Address                                Shares (1)                          Class (2)

STV Employee Stock                                      1,263,696 (3)                          69.4
Ownership Plan
c/o STV Group, Incorporated
205 West Welsh Drive
Douglassville, PA 19518

Richard L. Holland                                       87,137 (4)                             4.8
184 Indies Drive South
Marathon, Florida 33050

Michael Haratunian                                       103,474 (5)                            5.7
205 West Welsh Drive
Douglassville, PA 19518

Dr. Harry Prystowsky                                         500                                (6)
Champlain Towers North
Unit 208
8877 Collins Avenue
Surfside, Florida

Maurice L. Meier                                             664                                (6)
2143 Perry Park Avenue
Larkspur, CO 80118

Dominick Servedio                                        69,199 (7)                             3.8
225 Park Avenue South
New York, New York 10003






William J. Doyle                                           140,000                              7.7
Paolin & Sweeney
375 North Kings Highway
Cherry Hill, New Jersey 08034

Whitney A. Sanders II                                    36,641 (8)                             2.0
205 West Welsh Drive
Douglassville, PA 19518

Peter W. Knipe                                           22,454 (9)                             1.2
205 West Welsh Drive
Douglassville, PA 19518

Frank E. Lyon, Jr.                                       13,972 (10)                            (6)
841 Bishop Street, Suite 510
Honolulu, HI 96813-3919

All executive officers and                              473,541 (11)                           26.0
directors (As a group 8 persons)



(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person.
         Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Based on 1,821,246 shares of Common Stock outstanding.

(3) Participants in the STV Employee Stock Ownership Plan have "pass-through" voting rights. Thus, a participant is entitled to vote all shares allocated to such participant as of a particular record date. Unallocated shares are voted by the Plan administrators, who are subject to fiduciary duties to the Plan participants in acting in such capacity. The Plan administrators are appointed by the Board of Directors and have sole investment power with respect to all shares held in the Plan. See "EXECUTIVE COMPENSATION - Employee Stock Ownership Plan." As of the Record Date, there were 23,553 unallocated shares.

(4)      Includes 25,147 shares of Common Stock held jointly with his wife.

(5) Includes 1,000 shares of Common Stock held by his wife and 55,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 12,590 shares which were allocated to Mr. Haratunian's account under the Employee Stock Ownership Plan, as of the Record Date, and over which he has voting but not investment power.

(6)      Less than 1%.

(7) Includes 45,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 11,499 shares which were allocated to Mr. Servedio's account under the Employee Stock Ownership Plan, as of the Record Date, and over which he has voting but not investment power.

(8) Includes 20,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 8,241 shares which were allocated to Mr. Sanders' account under the Employee Stock Ownership Plan, as of the Record Date, and over which he has voting but not investment power.

(9) Includes 10,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 5,454 shares which were allocated to Mr. Knipe's account under the Employee Stock Ownership Plan, as of the Record Date, and over which he has voting but not investment power.

(10) Includes 5,000 shares of Common Stock which may be acquired within 60 days after the Record Date, pursuant to stock options. Includes 8,972 shares which were allocated to Mr. Lyon's account under the Employee Stock Ownership Plan, as of the Record Date, and over which he has voting but not investment power.

(11) Includes 46,756 shares which were allocated to the accounts of such executive officers and directors, as a group, under the STV Employee Stock Ownership Plan, as of the Record Date, and over which such persons have voting but not investment power. Includes 135,000 shares of Common Stock which may be acquired within 60 days of the record date pursuant to stock options.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Three Directors are to be elected at the meeting to serve for a three-year term until the 2000 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

         The Board of Directors has designated the persons listed below to be nominees for election as directors. The nominees have consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any nominee will be unwilling or unable to serve; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote FOR the election of the Company's nominee.

         The following information regarding the Company's nominees for election as directors is based, in part, on information furnished by these individuals.

                                   Director           Positions With
         Name                      Since      Age     the Company

William J. Doyle (2) (3)           1993       66      Director

Richard L. Holland (1) (4)         1974       70      Director

Michael Haratunian (1) (4)         1986       63      Chairman  of the  Board of
                                                      Directors     and    Chief
                                                      Executive Officer

Information Concerning Continuing Directors

         The following tables set forth certain information concerning those directors whose terms will expire in 1998 and 1999.

                                  Director            Positions With
         Name                     Since       Age     the Company

The term of the following directors will expire in 1998:

Maurice L. Meier (4)              1986        70      Director

Dr. Harry Prystowsky (2) (3)      1984        71      Director

Dominick M. Servedio (1)          1992        56      Director,   President  and
                                                      Chief Operating Officer


The term of the following director will expire in 1999:

Ray M. Monti (2) (3)              1996        67      Director


(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Nominating Committee.

          Mr. Doyle has been Chairman of Paolin & Sweeney, an advertising and public relations firm, since 1992. Previously, he was Vice Chairman of Hill International, a construction consulting firm. He also serves as a director of Coriell Institute, Creative Dimensions Management and is Chairman of Doyle Management Services.

          Mr. Holland, has been associated with the Company in various capacities continuously since 1968, and retired in 1991. Pursuant to an agreement dated September 30, 1986, between the Company and Mr. Holland, Mr. Holland is receiving a severance payment of $138,500 per year in equal monthly installments. These payments will continue through September 2006.

          Mr. Haratunian has been associated with the Company continuously since 1972. He was elected Chairman of the Board and Chief Executive Officer of STV Group, Incorporated, in 1993. Mr. Haratunian is a registered professional engineer. Previously, he was President of STV Group, Incorporated. He is also a director of each of STV's subsidiaries.

          Mr. Meier, who has been continuously associated with the Company in various capacities since 1968 and became President of Sanders and Thomas, Inc. and Executive Vice President of STV Group, Incorporated, retired on October 1, 1988.

         Dr. Prystowsky is a retired Senior Vice President of Health Affairs and Dean, College of Medicine, of The Milton S. Hershey Medical Center.

         Mr. Servedio has been continuously associated with the Company since 1977 and was elected President and Chief Operating Officer of STV Group, Incorporated, in 1993. Mr. Servedio is a registered professional engineer. He is also President of STV Incorporated.

         Mr. Monti is the retired Director of Engineering and Chief Engineer of the Port Authority of New York and New Jersey, 1972 - 1992.

         The Board of Directors of the Company held four meetings during the fiscal year ended September 30, 1996.

         Each director of the Company attended 75% or more of the meetings of the Board and committees of which they were members during the fiscal year. The Board has an Audit Committee and a Compensation Committee which meet at varying intervals. The purpose of the Audit Committee is to review all recommendations made by the Company's independent public accountants with respect to the accounting methods used and the system of internal control followed by the Company and to advise the Board of Directors with respect thereto. The Audit Committee held one meeting during the fiscal year ended September 30, 1996. The purpose of the Compensation Committee is to make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee held three meetings during the fiscal year ended September 30, 1996. The Board has a Nominating Committee, which held one meeting during the fiscal year ended September 30, 1996.

         Directors who are not also officers of the Company receive an annual fee of $18,000 plus $500 for each committee meeting.

         Under the Company's Bylaws, shareholders have the right to nominate directors in accordance with the procedures specified therein. Nominations for directors made by shareholders must be (i) made by a shareholder entitled to be present and to vote at the meeting or by a duly authorized proxy, (ii) submitted in writing to the Secretary of the Company not later than the close of business on the tenth business day immediately preceding the date of the meeting, (iii) accompanied by the signed written consent of the nominee to serve if elected, and (iv) accompanied by a current resume for those nominees not recommended by the Board of Directors. All nominations not made as set forth above will be rejected. In addition, at any time prior to the election of directors at a meeting or shareholders, the Board of Directors, in its sole discretion, may (but need not) designate a substitute nominee to replace any bona fide nominee who was nominated by a shareholder in accordance with the Bylaws and who, for any reason, becomes unavailable for election as a director.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the Commission) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms which they file. For purposes of this regulation, the Company's ESOP plan is considered a person owning more than ten percent of the Company's Common Stock. Due to a delay in receiving information, the ESOP filed the required forms late three times out of a total of eleven transactions.

                             EXECUTIVE COMPENSATION

Board Committee Report on Executive Compensation

         The   Compensation   Committee  of  the  Board  assists  the  Board  in
structuring compensation arrangements and incentive plans for the Executive officers and senior management of the Company and administers the Company's
Employee Stock Option Plan. Decisions on compensation and the grant of incentives are generally made by the three-member committee, each of whom is a non-employee director. Decisions by the Committee relating to the compensation and incentives for the Company's officers are submitted to the full Board for ratification or revision. Set forth below is the Committee's report on the compensation policies for 1996 as they affected executive officers of the Company.

         With regard to executive compensation, it is the philosophy of the STV Group organization to provide a program which attracts and retains executive officers and other key employees critical to the Company's success, and to reward executive officers for corporate, group, and individual performance. Executive compensation, including that of the CEO, is evaluated by the Board using the aforementioned subjective criteria and is not based solely on specific objective criteria such as profitability of the corporation or market value of its stock.

         The primary elements of this program are base salary, an Executive Deferred Compensation Plan, cash incentive compensation, stock options, and participation in standard company benefit programs such as health and disability insurance, 401K and the pension plan/ESOP which are available to all employees. No single element of compensation is awarded without consideration of the potential total compensation to be paid for the designated position.

Base Salary

         Each year the Committee examines the salaries of the officers of the Company. Certain of the executive officers have employment agreements which provide for a base salary and their participation in the Company's cash incentive plan and stock option plan, as well as certain other benefits generally available to employees. (See "Employment Agreements.") The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. These are compared with information available about salaries in the Company's industry, inflation and the performance of the individuals. In 1996, the Executive Officers received an average salary increase of 3.5% primarily as an inflation adjustment. All officers of the Company are eligible to participate in an unfunded non-qualified deferred compensation plan which is administered by the outside directors of the firm. This plan allows officers to defer from ten to twenty percent of their annual salaries by making an annual election. Interest accrues on the amount deferred at the Company's bank prime rate plus one percent. Upon the participant's retirement or separation from employment, the amounts deferred plus accrued interest are paid.

Cash Incentive Compensation

         The Company believes that Cash Incentive Compensation plays a strong role in stimulating management actions aimed at achievement of Company profit goals. Acceptable profit levels shall be determined by the Board of Directors in consultation with the Compensation Committee and with management of the Company. Overall economic conditions, the markets for the Company's services and other factors may be taken into consideration when determining such profit levels. Currently, the Company is reserving a pool equal to ten percent of pre-tax, pre-interest income.

         If a cash incentive pool is generated, it is distributed to executives upon consideration of individual attainment of Company objectives and upon review all aspects of the individuals' total compensation package. In fiscal 1996, the Board distributed incentive compensation to the executive officers based on its perception of each individual's performance in attaining the Company's goals and not pursuant to a specific numerical formula.

Stock Options

         Stock options are awarded to executives in order to encourage future management actions aimed at improving the Company's sales efforts, client service quality and Company profitability. If the Company is successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of the Company's common stock for stockholders, and the individuals will be given the opportunity to share in the increased value of the results of their efforts. In fiscal 1996, the Board did not authorize the issuance of any options.

Chief Executive Officer Compensation

         In establishing Mr. Haratunian's compensation levels, consideration is given to his individual performance level relative to his previous role as President as well as the factors discussed above for all executive officers. He received his base salary as set by the Board under the terms of his employment agreement and cash incentive compensation as determined by the Board under the foregoing criteria. Section 162(m) of the Federal Tax Code

         Generally, Section 162(m) denies deduction to any publicly held company such as the Company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The Compensation Committee intends that the stock options issued under the Employee Plan qualify for the performance-based exclusion under Section 162(m). The Compensation Committee will continually evaluate to what extent Section 162 will apply to its other compensation programs.

         Respectively submitted, The Compensation Committee
                  W. Doyle
                  R. Holland
                  H. Prystowski

Summary Compensation Table

        The following table shows, for fiscal 1994, 1995 and 1996, the cash compensation paid by the Company, as well as other compensation paid or accrued for those years, to the Executive Officers of the Company in all capacities in which they served.



                                                              Long-Term Compensation


                                Annual Compensation                Awards     Payouts

                                                     Other    Restricted
                     Fiscal                         Annual     Stock            LTIP    All Other
Name and Position     Year    Salary      Bonus  Compensation  Awards Options Payouts Compensation


M. Haratunian         1996  $253,102     $48,000      N/A       $0       0      $0    $130,030 (C)
Chairman of the       1995  $239,168     $32,000      N/A       $0     25,000   $0       $85,810
Board and Chief       1994  $226,644     $35,000      N/A       $0       0      $0       $84,847
Executive Officer

D. M. Servedio        1996  $223,600(A)  $42,000      N/A       $0       0      $0     $99,812 (D)
President             1995  $203,699(B)  $28,000      N/A       $0     20,000   $0       $67,037
                      1994  $193,013     $30,000      N/A       $0       0      $0       $68,940

W. A. Sanders II      1996  $169,826     $18,000      N/A       $0       0      $0     $15,634 (E)
Sr. Vice President    1995  $164,718     $13,000      N/A       $0     5,000    $0       $15,649
                      1994  $150,010     $15,000      N/A       $0       0      $0       $15,467

F. E. Lyon, Jr.       1996  $150,010       $0         N/A       $0       0      $0     $10,674 (F)
Sr. Vice President    1995  $146,931       $0         N/A       $0       0      $0       $10,321
                      1994  $140,005       $0         N/A       $0       0      $0       $11,770

P. W. Knipe           1996  $111,734     $8,000       N/A       $0       0      $0     $5,506 (G)
Secretary/Treasurer   1995  $104,865     $7,000       N/A       $0     5,000    $0       $5,714
                      1994   $97,012     $7,000       N/A       $0       0      $0       $5,319


(A) Includes $19,994 deferred in 1996 under the Company's Deferred Compensation plan but does not include $22,000 paid in 1996 which had been deferred in previous years.
(B) Includes $19,744 deferred in 1995 under the Company's Deferred Compensation plan but does not include $27,700 paid in 1995 which had been deferred in previous years.
(C) "All Other Compensation" for the 1996 fiscal year for Mr. Haratunian includes the following items: $4,500 contribution to the ESOP plan; $2,476 for company-paid medical plan; $9,798 for company-paid life insurance; $14,974 accrued interest earned on his deferred compensation; and 97,068 earned as part of his SERP. (See page 10.)
(D) "All Other Compensation" for the 1996 fiscal year for Mr. Servedio includes the following items: $4,500 contribution to the ESOP plan; $3,626 for company-paid medical plan; $3,588 for company-paid life insurance; $1,425 accrued interest earned on his deferred compensation; and 85,932 earned as part of his SERP. (See page 10.)
(E) "All Other Compensation" for the 1996 fiscal year for Mr. Sanders includes the following items: $4,500 contribution to the ESOP plan; $3,626 for company-paid medical plan; $1,788 for company-paid life insurance; and $5,720 accrued interest earned on his deferred compensation.
(F) "All Other Compensation" for the 1996 fiscal year for Mr. Lyon includes the following items: $4,500 contribution to the ESOP plan; $4,386 for company-paid medical plan; and $1,788 for company-paid life insurance.
(G) "All Other Compensation" for the 1996 fiscal year for Mr. Knipe includes the following items: $3,592 contribution to the ESOP plan; $1,054 for company-paid medical plan; and $859 for company-paid life insurance.

Employment Agreements and Other Plans

Employment Agreements

         On November 21, 1994, the Company entered into employment agreements (collectively the "Agreements"), effective as of January 1, 1994, with Michael Haratunian, as its Chief Executive Officer, and Dominick Servedio, as its President and Chief Operating Officer (collectively the "Executive Employees"). The Agreements are for a term of five (5) years and provide for a base annual salary of $235,000.00 for Mr. Haratunian and $200,000.00 for Mr. Servedio, which base salary is to be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee") and may be increased, but not decreased, as a result thereof. In addition, the Agreements provide that the Executive Employees shall be entitled to participate in and be included in the Company's Annual Incentive Plan established by the Compensation Committee and ratified by the Board, all of the Company's long term incentive plans generally available to executive officers, including stock option plans, and all welfare benefit plans and retirement benefits generally available to other employees of the Company. In addition, the Agreements provide that the Executive Employees are entitled to benefits under the Company's Supplemental Executive Retirement Plan ("SERP"). See "SERP". The Agreements may be terminated by the Company at any time for "Cause" (as defined), upon the vote of not less than two-thirds of the entire membership of the Company's Board of Directors. An Executive Employee may terminate his employment agreement for "Good Reason" (as defined). In the event that the Company terminates the Executive Employee's employment without Cause, or the Executive Employee terminates his employment for "Good Reason", the Executive Employee is entitled to receive his salary for the greater of the remaining term of the Agreement or twelve (12) months and will be deemed to have earned the maximum Annual Incentive Opportunity, to be paid in a lump sum, and all retirement benefits and long term incentives (including the SERP) will immediately vest. Each employment agreement also contains provisions which are intended to limit the Executive Employee in competing with the Company throughout the term of the Agreement.

Supplemental Executive Retirement Plan ("SERP")

         The  Company's  Employment   Agreements  with  Michael  Haratunian  and
Dominick Servedio (the "Executive Employees") provide for a Supplemental Executive Retirement Plan ("SERP") for the benefit of Mr. Haratunian and Mr. Servedio. Under the SERP, Mr. Haratunian will be entitled to a benefit for ten years commencing upon the later of his attainment of age 70 or his retirement. The Company will enter into a five year consulting agreement to commence upon his retirement pursuant to which he will receive annual payments equal to the SERP benefit. Mr. Servedio will be entitled to a benefit for fifteen years commencing upon the later of his attainment of age 65 or his retirement. The amount of the SERP benefit will range from a minimum guaranteed benefit of thirty percent (30%) to a maximum of sixty percent (60%) of the average of the last three years of Employees final year-end compensation, to be based upon the Company's performance over the fiscal years 1994 through 1998. Company performance and SERP benefits will be measured according to the following formula with annual performance averaged over the five (5) year period:

         The minimum payment to Mr. Haratunian from the aforementioned plan, based on his current compensation, would be $76,989 per year based on thirty percent (30%) of his compensation and the maximum payment would be $153,978 per year based on sixty percent (60%) of his compensation. The minimum payment to Mr. Servedio from the aforementioned plan, based on his current compensation, would be $65,400 per year based on thirty percent (30%) of his compensation and the maximum payment would be $130,800 per year based on sixty percent (60%) of his compensation.


PERFORMANCE MEASURE                    WEIGHT        BASELINE     TARGET      SUPERIOR        MAXIMUM


  SERP Payout (% of Base)                               30%         40%          50%             60%
  Percentage of Target                                  75%        100%         125%            150%
1 Return of Equity                      18%            5.5%          8%          11%           13.5%
2 Cash Flow Days Receivables            22             130         115          100              85
3 Backlog (Months)                      20%              9          11           12              14
4 Return of Net Revenue                 18             3.0%        4.0%         5.0%            6.5%
5 Board Discretion                      22


If the Performance Level is Between:                           SERP Payout will be

          0 - 75%                                                       30%
          75.01% - 87.50%                                               35%
          87.51% - 100%                                                 40%
          100.01% - 112.50%                                             45%
          112.51% - 125.00%                                             50%
          125.01% - 137.50%                                             55%
          137.51% - 150%                                                60%





         In the event of the termination of an Executive Employee's employment for cause, the SERP benefit will be determined as a percentage of the average of the last three years of Employee's final year-end compensation at the time of such event based upon performance to such date multiplied by a fraction, the numerator of which is the number of completed years under the Plan and the denominator of which is five. The SERP is administered by the Compensation Committee of the Board which will review the operation of the plan after two years.

Other Plans

         The Company formerly maintained a defined benefit plan and a money purchase plan. The defined benefit plan was frozen on August 1, 1977, and on July 31, 1982, the Company purchased annuities to cover its future obligations to eligible employees under the defined benefit plan. Disclosure of annual benefits to which all executive officers (as a group) and all employees would be entitled has been omitted in view of the fact that such amounts would vary depending on the number of persons in the group who were retired in a given year.

         On September 30, 1981, the money purchase plan was frozen and the Company ceased making contributions. Amounts previously contributed to the plan on behalf of eligible employees continued to accrue interest toward future distribution. On June 22, 1988, a cash distribution of funds was made to all eligible plan participants.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                                                     Value of
                                                                            Number of               Unexercised
                                                                           Unexercised             In-the-Money
                                                                         Options/SARs at          Options/SARs at
                                                                          96 FY-End (#)          96 FY-End ($) (1)

                                Shares Acquired           Value           Exercisable/             Exercisable/
       Name                       On Exercise           Realized          Unexercisable            Unexercisable
                                      (#)                  ($)

M. Haratunian                          0                   $0                55,000                   163,750
                                                                                0                        0

D. M. Servedio                         0                   $0                45,000                   134,375
                                                                                0                        0

P. W. Knipe                            0                   $0                10,000                    28,750
                                                                                0                        0

F. E. Lyon, Jr.                        0                   $0                 5,000                    16,875
                                                                                0                        0

W. A. Sanders II                       0                   $0                20,000                    62,500
                                                                                0                        0

(1) Based on 1996 fiscal year-end share price equal to $7.50.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG STV GROUP, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP


                                                                           Cumulative Total Return

                                                             9/91      9/92       9/93      9/94    9/95     9/96

STV Group, Incorporated                       STVI            100       58         71        73      83       121

1996 PEER GROUP                               PPEER1          100       86         90        90      109      92

NASDAQ STOCK MARKET-US                        INAS            100       112        147       148     204      242











*$100 INVESTMENT ON 09/30/91 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDED SEPTEMBER 30.




(1) The above graph shows a comparison of the cumulative total return for the Company's Common Stock, the NASDAQ Stock Market-U.S. Index, and a weighted index of peer issuers consisting of similar engineering companies (the "1996 Peer Group Index'). The 1996 Peer Group Index does not include Greiner Engineering, Inc., which was included in the 1995 Peer Group Index, because they are no longer trading. The graph assumes an investment of $100.00 on September 30, 1991 in each company involved and the reinvestment of all dividends. The 1996 Peer Group Index of publicly held companies is comprised of URS Corp., Michael Baker Corp., Stone & Webster Inc., and Icf Kaiser International, Inc.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals for the 1998 Annual Meeting must be submitted to the Company by November 3, 1997, to receive consideration.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the fiscal year ended September 30, 1996, and for the current fiscal year is the firm of Ernst & Young LLP, Reading, Pennsylvania. The selection of the independent public accountant is not being submitted to shareholders for approval because there is no legal requirement to do so.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

         For the fiscal year ended September 30, 1996, Ernst & Young LLP performed audit, tax and consulting services for the Company.

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1996, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO STV GROUP, INCORPORATED, 205 WEST WELSH DRIVE, DOUGLASSVILLE, PA 19518, ATTENTION: PETER W. KNIPE, SECRETARY.



                                             By Order of the Board of Directors


                                             /s/ Peter W. Knipe

                                             Peter W. Knipe
                                             Secretary

                             STV GROUP, INCORPORATED

                 Annual Meeting of Shareholders - March 20, 1997

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              The undersigned hereby appoints MICHAEL HARATUNIAN, RICHARD L. HOLLAND, and MAURICE L. MEIER, and each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the annual meeting of shareholders (including any adjournment or postponement thereof) of STV Group, Incorporated (the "Company"), which is scheduled to be held on March 20, 1997, on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in the Company's proxy statement:

1.  ELECTION OF DIRECTORS

    FOR /_/    William J. Doyle, Richard L. Holland, Michael Haratunian

               To withhold authority to vote for all directors, check this box /_/.
               To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.



2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                  (Continued and to be signed on reverse side)

             This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the election of the Company's nominees as directors as described in the accompanying Proxy Statement. Note: This proxy must be returned in order for your shares to be voted.

             A majority of the proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in the Company's Proxy Statement.

             Receipt of the Company's Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement dated February 21, 1997 is hereby acknowledged.
                                 Dated:   . . .. . . . . . . . . . . . . ., 1997
                                             (Please date this Proxy)

                                  . . . . . . . . . . . . . . . . . . . . . . .

                                  . . . . . . . . . . . . . . . . . . . . . . .
                                                    Signature(s)

                                  It would be helpful if you signed your name as it appears hereon, indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

    (Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.)